UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2021 (October 20, 2021)

MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-06890	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MKTY	The Nasdaq Stock Market LLC

9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	MKTYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2021, Mechanical Technology, Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) for an aggregate financing of $15 million with accredited investors (the “Investors”). At the closing under the SPA, which occurred on October 25, 2021 (“Closing”), the Company issued to the Investors (i) secured convertible notes in the aggregate principal amount of $16,304,348 for an aggregate purchase price of $15 million (collectively, the “Notes”), which are, subject to certain conditions, convertible at any time by the Investors, into an aggregate of 1,776,073 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $9.18 (“Fixed Conversion Price”); and (ii) Class A, Class B and Class C common stock purchase warrants (collectively, the “Warrants”) to purchase up to an aggregate of 1,776,073 shares of Common Stock (the “Warrant Shares” and collectively with the Notes, the Conversion Shares, and the Warrants, the “Securities”), at an exercise price $12.50, $15 and $18 per share, respectively. The Warrants are immediately exercisable for five years upon issuance, subject to applicable Nasdaq rules.

The Notes, subject to an original issue discount of 8%, have a maturity date of October 25, 2022 (the “Maturity Date”), upon which the Notes shall be payable in full. Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default (as defined in the Notes), interest on the Notes will accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. If any Event of Default or a Fundamental Transaction (as defined in the Notes) or a Change of Control (as defined in the Notes) occurs, the outstanding principal amount of the Notes, liquidated damages and other amounts owing in respect thereof through the date of acceleration, will become, at the Investor’s election, immediately due and payable in cash at the Mandatory Default Amount (as defined in the Notes). The Notes may not be prepaid, redeemed or mandatory converted without the consent of the Investors. The obligations of the Company pursuant to the Notes are (i) secured to the extent and as provided in the Security Agreement, dated as of October 25, 2021, by and among the Company, MTI Instruments, Inc. and EcoChain, Inc. (both of which are wholly owned subsidiaries of the Company), EcoChain Block LLC and EcoChain Wind LLC (both of which are wholly owned subsidiaries of EcoChain, Inc., and together with MTI Instruments, Inc. and EcoChain, Inc., the “Subsidiary Guarantors”), and Collateral Services LLC, as collateral agent for and the holders of the Notes (the “Security Agreement”); and (ii) guaranteed jointly and severally by the Subsidiary Guarantors pursuant to each Subsidiary Guaranty, dated as of October 25, 2021, by and among each Subsidiary Guarantor and the purchasers signatory to the SPA (each, a “Subsidiary Guaranty”).

The conversion of the Notes and the exercise of the Warrants are each subject to beneficial ownership limitations such that the Investors may not convert the Notes or exercise the Warrants to the extent that such conversion or exercise would result in each of the Investors being the beneficial owner in excess of 4.99% (or, upon election of such Investor, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon such conversion or exercise, which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company.

Pursuant to the SPA, for so long as any amount in excess of $1,500,000 in the aggregate for all Investors remains outstanding on a Note, Investors who have acquired Notes having a principal amount of not less than $3,000,000, have a right to participate in any issuance (a “Subsequent Financing”) by the Company or any of its subsidiaries of Common Stock, Common Stock Equivalents (as defined in the SPA) for cash consideration, Indebtedness (as defined in the SPA) or a combination thereof, other than (i) a rights offering to all holders of Common Stock, or (ii) an Exempt Issuance (as defined in the SPA), up to an amount equal to fifty percent (50%) of the Subsequent Financing, unless the Subsequent Financing is an underwritten public offering, in which case the Company will notify each Investor of such public offering when it is lawful for the Company to do so, but no Investor will be entitled to purchase any particular amount of such public offering without the approval of the lead underwriter of such underwritten public offering.

The Company has agreed to register with the U.S. Securities and Exchange Commission (the “SEC”) the resale of the Warrant Shares and Conversion Shares pursuant to the Registration Rights Agreement, dated as of October 25, 2021, by and among the Company and the purchasers signatory to the SPA (the “Registration Rights Agreement”).

The SPA, Notes and Warrants each contain customary events of default, representations, warranties, agreements of the Company and the Investors and customary indemnification rights and obligations of the parties thereto, as applicable. The Company did not engage in general solicitation or advertising with regard to the issuance and sale of the Securities. Each of the Investors represented that he/she/it is an accredited investor and purchased the Securities for investment and not with a view to distribution.

Univest Securities LLC served as the placement agent (the “Placement Agent”) for the Company in connection with the Offering. In connection with the foregoing, the Company entered into a placement agency agreement with the Placement Agent, dated October 21, 2021 (the “Placement Agency Agreement”), and agreed to pay to the Placement Agent (i) a cash fee equal to 8% of the gross proceeds received by the Company from the sale of Securities at Closing, (ii) a cash fee equal to 7% of the gross proceeds received by the Company from any exercise of the Warrants, and issue the Placement Agent (x) a warrant to purchase up to 8% of the aggregate number of Conversion Shares (the “Placement Agent Warrant #1”), which is exercisable, in whole or in part, on a cashless basis, for a period of five years, commencing on the final Closing Date (as defined in the Placement Agency Agreement), and (y) a warrant to purchase up to 7% of the aggregate number of Warrant Shares that are exercised (the “Placement Agent Warrant #2”, and together with Placement Agent Warrant #1, the “Placement Agent Warrants”), which is exercisable after 6 months upon issuance on a cashless basis for a period of five years. In addition, the Placement Agent Warrant includes a registration rights provision granting the Placement Agent the same registration rights granted to the Investors pursuant to the SPA. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

The Notes and the Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder.

The foregoing does not purport to be a complete description of the Placement Agency Agreement, Notes, the Warrants, SPA, Registration Rights Agreement, Security Agreement, and Subsidiary Guaranty (which is annexed to the Security Agreement), and is qualified in its entirety by reference to the full text of such documents, the forms of which are attached as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 10.1, 10.2, and 10.4, respectively, to this Current Report on Form 8-K (this “Form 8-K”), and which are incorporated herein in their entirety by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the SPA and the Notes is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The applicable information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Notes and the Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder.

Item 8.01. Other Events.

On October 21, 2021, the Company issued a press release announcing the financing transaction described in this Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

This Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company's intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company's future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by its management. These statements are not guaranties of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks that may be included in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement by and between the Company and the Placement Agent.
4.1	Form of Secured Convertible Note to be issued by the Company pursuant to and in accordance with the Securities Purchase Agreement.
4.2	Form of Class A Common Stock Purchase Warrant to be issued by the Company pursuant to and in accordance with the Securities Purchase Agreement.
4.3	Form of Class B Common Stock Purchase Warrant to be issued by the Company pursuant to and in accordance with the Securities Purchase Agreement.
4.4	Form of Class C Common Stock Purchase Warrant to be issued by the Company pursuant to and in accordance with the Securities Purchase Agreement.
10.1*	Securities Purchase Agreement, dated as of October 20, 2021, by and among the Company and the purchasers signatory thereto.
10.2	Registration Rights Agreement, dated as of October 25, 2021, by and among the Company and the investors listed on the Schedule of Purchasers attached thereto.
10.4*	Security Agreement, dated as of October 25, 2021, by and among the Company, MTI Instruments, Inc., EcoChain, Inc., EcoChain Wind, LLC, EcoChain Block, LLC and Collateral Services LLC, as collateral agent for and the holders of the Company’s Secured Convertible Notes to be issued on October 25, 2021 (which includes Subsidiary Guaranty, dated as of October 25, 2021, by and among each Subsidiary Guarantor and the purchasers signatory to the Securities Purchase Agreement).
99.1	Press release, dated October 21, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2021	MECHANICAL TECHNOLOGY, INCORPORATED

	By:	/s/ Jessica L. Thomas
Name: Jessica L. Thomas Title: Chief Financial Officer